Exhibit 99.1

Semtech Announces Third Quarter of Fiscal Year 2012 Results and Expansion of Stock Repurchase Plan

  Quarterly Revenue of $124M
  Operating Profit up 33% from prior year quarter
  Diluted Earnings Per Share of $0.40, up 60% from prior year quarter
  Repurchased 1.4M shares of stock
  Quarterly cash flow from operations of $33M or 27% of revenue

CAMARILLO, Calif.--(BUSINESS WIRE)--November 30, 2011--Semtech Corporation (Nasdaq: SMTC), a leading supplier of analog and mixed-signal semiconductors, today reported unaudited financial results for its third quarter of fiscal year 2012, which ended October 30, 2011. The company also announced that its Board of Directors approved increasing the existing stock repurchase authorization by $50 million. Prior to the increase, the company had $20 million remaining in the authorization implemented in March 2008 and amended in August 2011.

Net revenue for the third quarter of fiscal year 2012 was $123.9 million, up 0.7 percent from the third quarter of fiscal year 2011 and down 4.8 percent from the second quarter of fiscal year 2012.

Net income for the third quarter of fiscal year 2012, computed in accordance with U.S. generally accepted accounting principles (GAAP), was $27.0 million or 40 cents per diluted share. This compares to GAAP net income of $16.1 million or 25 cents per diluted share in the third quarter of fiscal year 2011 and GAAP net income of $27.1 million or 40 cents per diluted share in the second quarter of fiscal year 2012. Net income for the third quarter of fiscal year 2012 was impacted by several discrete items, including reorganization charges, expenses associated with evaluating potential acquisition targets, and the impairment of acquired intangible assets, offset by a tax benefit from the release of certain reserves for uncertain tax positions.

GAAP gross profit margin for the third quarter of fiscal year 2012 was 59.2 percent compared to 60.0 percent in the third quarter of fiscal year 2011 and 60.4 percent in the second quarter of fiscal year 2012.

To facilitate the complete understanding of comparable financial performance between periods, Semtech also presents performance results net of certain non-cash and one-time items. Semtech's non-GAAP results exclude the following items:

  Stock-based compensation expense
  Transaction and other expenses related to evaluating potential acquisition targets
  Expenses related to class action litigation and ongoing stock option related matters, net of insurance recoveries
  Amortization of acquired intangible assets
  Impairment of acquired intangible assets
  Reorganization costs

Excluding the items listed above, non-GAAP net income for the third quarter of fiscal year 2012 was $35.0 million or 52 cents per diluted share. Non-GAAP net income was $30.4 million or 47 cents per diluted share in the third quarter of fiscal year 2011 and was $33.2 million or 49 cents per diluted share in the second quarter of fiscal year 2012. The release of reserves for uncertain tax positions benefited non-GAAP net income by approximately 5 cents per diluted share in the third quarter of fiscal year 2012.

Non-GAAP gross profit margin for the third quarter of fiscal year 2012 was 59.4 percent. Non-GAAP gross profit margin for the third quarter of fiscal year 2011 was 60.2 percent and 60.6 percent in the second quarter of fiscal year 2012.

Semtech had $317.5 million of cash, cash equivalents and marketable securities as of October 30, 2011, which is net of $30 million used to repurchase 1.4 million shares of stock in the quarter. This compares to $313.6 million in cash, cash equivalents and marketable securities at the end of the second quarter of fiscal year 2012.

Mohan Maheswaran, Semtech's President and Chief Executive Officer, stated, "During the third quarter of fiscal year 2012, we posted revenue in line with our prior expectations and carefully managed expenses in light of the overall softness in orders. In Q3 we posted a record number of design wins and released 25 new products which are positive indicators for future growth. As we enter our seasonally weakest quarter, we see continued macro-economic uncertainty. In addition we also expect our Q4 results to be adversely impacted by the recent floods in Thailand.”

The results announced today are preliminary, as they are subject to customary quarterly review procedures by the Company's independent registered public accounting firm. As such, these results are subject to revision until the Company will have filed its quarterly report on Form 10-Q for the third quarter of fiscal year 2012.

Fourth Quarter of Fiscal Year 2012 Outlook

  Net sales are expected to be in the range of $102 million to $108 million
  GAAP gross profit margin is expected to be down 100 to 240 basis points
  GAAP SG&A expense is expected to be in the range of $22.0 million to $23.0 million
  GAAP R&D expense is expected to be approximately $20.0 million
  Stock-based compensation expense, which is included in the preceding estimates, is expected to be approximately $5.7 million, categorized as follows: $0.2 million cost of sales, $3.5 million SG&A, and $2.0 million R&D
  Amortization of acquired intangible assets is expected to be approximately $2.1 million
  GAAP tax rate is expected to be in the range of 9% to 11%
  GAAP earnings are expected to be in the range of 18 to 24 cents per diluted share
  Non-GAAP earnings are expected to be in the range of 27 to 33 cents per diluted share
  Fully diluted share count is expected to be approximately 67 million
  Capital expenditures are expected to be approximately $5 million

Non-GAAP Financial Measures

To supplement the Company's consolidated financial statements prepared in accordance with GAAP, this release includes a non-GAAP presentation of gross profit, net income and earnings per diluted share and free cash flow. To provide additional insight into the Company's fourth quarter outlook, this release includes a presentation of forward-looking non-GAAP earnings per diluted share. All of these non-GAAP measures exclude stock-based compensation, amortization of acquired intangible assets, and the other items detailed above. The non-GAAP measures for the third quarter of fiscal year 2012 also include reorganization charges and transaction and other expenses associated with evaluating potential acquisition targets. These non-GAAP measures are provided to enhance the user's overall understanding of the Company's comparable financial performance between periods. In addition, the Company's management generally excludes such items in managing and evaluating the performance of the business. A further discussion of these non-GAAP financial measures can be found above. Reconciliations of GAAP results for the third quarter of fiscal years 2012 and 2011 and the second quarter of fiscal year 2012, as well as a reconciliation of forward-looking earnings per diluted share for the fourth quarter of fiscal year 2012, appear with the financial statements included with this release. These additional financial measures should not be considered substitutes for any measures derived in accordance with GAAP and may be inconsistent with similar measures presented by other companies.

Forward-Looking and Cautionary Statements

This report contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance, future operational performance, the anticipated impact of specific items on future earnings, and our plans, objectives and expectations. These forward-looking statements are identified by the use of such terms and phrases as "intends," "goal," "estimate," "expect," "project," "plans," "anticipates," "should," "will," "designed to," "believe," and other similar expressions which generally identify forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results and events to differ materially from those projected. Important factors that could cause actual results to differ materially include, but are not limited to: the continuation and/or pace of key trends considered to be main contributors to the Company's growth, such as demand for increased network bandwidth, demand for increasing energy efficiency in the Company's products or end use applications of the products, demand for increasing miniaturization of electronic components; shifts in demand among target customers, and other comparable changes in projected or anticipated markets; adequate supply of components and materials from our suppliers, and of our products from our third-party manufacturers, to include disruptions due to natural causes or disasters, or related extraordinary weather events; the Company's ability to forecast and achieve anticipated revenues and earnings estimates in light of periodic economic uncertainty, to include impacts arising from European and global economic dynamics; the Company's ability to manage expenses to achieve anticipated amounts; and the amount and timing of expenditures for capital equipment deemed necessary or advisable by the Company. Additionally, forward-looking statements should be considered in conjunction with the cautionary statements contained in the "Risk Factors" section and elsewhere in the Company's Annual Report on Form 10-K for the fiscal year ended January 30, 2011, in the Company's other filings with the SEC, and in material incorporated therein by reference. In light of the significant uncertainties inherent in the forward-looking information included herein, any such forward-looking information should not be regarded as representations by the Company that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized. Investors are cautioned not to place undue reliance on any forward-looking information contained herein. The Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Semtech

Semtech Corporation is a leading supplier of analog and mixed-signal semiconductors for high-end consumer, computing, communications and industrial equipment. Products are designed to benefit the engineering community as well as the global community. The company is dedicated to reducing the impact it, and its products, have on the environment. Internal green programs seek to reduce waste through material and manufacturing control, use of green technology and designing for resource reduction. Publicly traded since 1967, Semtech is listed on the NASDAQ Global Select Market under the symbol SMTC. For more information, visit http://www.semtech.com.

Semtech and the Semtech logo are marks of Semtech Corporation.

SEMTECH CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Table in thousands - except per share amount)

	Three Months Ended			Nine Months Ended
	October 30,	July 31,	October 31,	October 30,	October 31,
	2011	2011	2010	2011	2010
	Q3 2012	Q2 2012	Q3 2011	FY 2012	FY 2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$123,944	$130,254	$123,125	$376,569	$338,232
Cost of sales	50,537	51,534	49,304	150,588	139,932
Gross profit	73,407	78,720	73,821	225,981	198,300

Operating costs and expenses:
Selling, general and administrative	25,110	22,481	35,501	74,296	86,767
Product development and engineering	20,489	22,228	18,400	61,242	51,107
Intangible amortization	4,573	2,103	2,406	8,778	7,216
Total operating costs and expenses	50,172	46,812	56,307	144,316	145,090

Operating income	23,235	31,908	17,514	81,665	53,210
Interest and other income (expense), net	729	(117)	3	172	508
Income before taxes	23,964	31,791	17,517	81,837	53,718
Provision for taxes (benefits)	(3,015)	4,653	1,412	5,138	7,149
Net income	$26,979	$27,138	$16,105	$76,699	$46,569

Earnings per share:
Basic	$0.41	$0.41	$0.26	$1.18	$0.75
Diluted	$0.40	$0.40	$0.25	$1.14	$0.73

Weighted average number of shares:
Basic	65,440	65,547	62,493	65,180	61,950
Diluted	67,314	68,186	64,555	67,539	63,723

SEMTECH CORPORATION
CONSOLIDATED BALANCE SHEETS
(Table in thousands)

	October 30,	Jan 30,
	2011	2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$183,140	$119,019
Temporary investments	109,006	112,237
Accounts receivable, net	59,614	50,610
Inventories	47,152	47,719
Deferred tax assets	13,369	13,369
Other current assets	14,090	10,744
Total current assets	426,371	353,698

Property, plant and equipment, net	68,512	56,778
Long-term investments	25,314	27,086
Goodwill	129,651	129,651
Other intangible assets, net	68,945	74,823
Other assets	21,919	17,907
Total assets	$740,712	$659,943

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$36,599	$29,629
Accrued liabilities	26,155	55,842
Deferred revenue	4,623	5,020
Deferred tax liabilities	3,334	3,334
Total current liabilities	70,711	93,825

Deferred tax liabilities - non-current	18,889	11,120
Other long-term liabilities	25,728	26,383

Shareholders’ equity	625,384	528,615
Total liabilities & shareholders' equity	$740,712	$659,943

SEMTECH CORPORATION
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Table in thousands)

	Nine Months Ended
	October 30,	October 31,
	2011	2010

Cash flows from operating activities:
Net income	$76,699	$46,569
Adjustments to reconcile net income to net cash provided by operations
Depreciation and amortization	13,614	12,267
Impairment of acquired intangible assets	2,470	-
Deferred income taxes	5,209	1,909
Stock-based compensation	17,149	22,925
Excess tax benefits on stock based compensation	(2,327)	(281)
Loss on disposition of property, plant, and equipment	(6)	69
Changes in assets and liabilities	(39,240)	(18,852)
Net cash provided by operations activities	73,568	64,606

Cash flows from investing activities:
Purchase of available-for-sale investments	(90,331)	(148,802)
Proceeds from sales and maturities of available-for-sale investments	95,122	84,961
Proceeds from sales of property, plant, and equipment	18	76
Purchase of property, plant, and equipment	(18,007)	(18,016)
Purchase of intangible assets	(3,000)	-
Net cash used in investing activities	(16,198)	(81,781)

Cash flows from financing activities:
Excess tax benefits on stock based compensation	2,327	281
Proceeds from issuance of common stock	35,005	22,218
Repurchase of outstanding common stock	(30,579)	(2,714)
Net cash provided by financing activities	6,753	19,785
Effect of foreign currency translation on cash and cash equivalents	(2)	1

Net increase in cash and cash equivalents	64,121	2,611
Cash and cash equivalents at beginning of period	119,019	80,598

Cash and cash equivalents at end of period	$183,140	$83,209

SEMTECH CORPORATION
SUPPLEMENTAL INFORMATION - NOTES TO CONSOLIDATED GAAP STATEMENTS OF INCOME
(Tables in thousands - except per share amounts)

	Three Months Ended			Nine Months Ended
	October 30,	July 31,	October 31,	October 30,	October 31,
	2011	2011	2010	2011	2010
Stock-based Compensation Expense	Q3 2012	Q2 2012	Q3 2011	FY 2012	FY 2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Cost of sales	$238	$195	$305	$712	$1,477
Selling, general and administrative	2,757	2,666	5,206	11,041	15,512
Product development and engineering	2,046	1,760	1,908	5,396	5,936
Total stock-based compensation expense	$5,041	$4,621	$7,419	$17,149	$22,925

	Three Months Ended			Nine Months Ended
	October 30,	July 31,	October 31,	October 30,	October 31,
	2011	2011	2010	2011	2010
Gross Profit - Reconciliation GAAP to Non-GAAP	Q3 2012	Q2 2012	Q3 2011	FY 2012	FY 2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

GAAP gross profit	$73,407	$78,720	$73,821	$225,981	$198,300
Adjustments to GAAP gross profit:
Stock-based compensation expense	238	195	305	712	1,477
Fair value adjustment related to acquired inventory	-	-	-	-	2,311
Non-GAAP gross profit	$73,645	$78,915	$74,126	$226,693	$202,088

	Three Months Ended			Nine Months Ended
	October 30,	July 31,	October 31,	October 30,	October 31,
	2011	2011	2010	2011	2010
Net Income - Reconciliation GAAP to Non-GAAP	Q3 2012	Q2 2012	Q3 2011	FY 2012	FY 2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

GAAP net income	$26,979	$27,138	$16,105	$76,699	$46,569

Adjustments to GAAP net income:
Stock-based compensation expense	5,041	4,621	7,419	17,149	22,925
Transaction and other expenses	921	-	-	921	-
Legal expenses related to stock option matters	8	55	10,613	194	13,301
Fair value adjustment related to acquired inventory	-	-	-	-	2,311
Amortization of acquired intangible assets	2,103	2,103	2,406	6,308	7,216
Impairment of acquired intangible assets	2,470	-	-	2,470	-
Reorganization costs	1,981	-	-	1,981	-
Total before taxes	12,524	6,779	20,438	29,023	45,753
Associated tax effect	(4,460)	(703)	(6,116)	(7,502)	(13,123)
Total of supplemental information net of taxes	8,064	6,076	14,322	21,521	32,630
Non-GAAP net income	$35,043	$33,214	$30,427	$98,220	$79,199

Diluted GAAP earnings per share	$0.40	$0.40	$0.25	$1.14	$0.73
Adjustments per above	0.12	0.09	0.22	0.31	0.51
Diluted non-GAAP earnings per share	$0.52	$0.49	$0.47	$1.45	$1.24

	Three Months Ended			Nine Months Ended
	October 30,	July 31,	October 31,	October 30,	October 31,
	2011	2011	2010	2011	2010
Tax Impact Associated With Supplemental Information	Q3 2012	Q2 2012	Q3 2011	FY 2012	FY 2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Adjustments to GAAP net income:
Stock-based compensation expense	$2,798	$150	$2,881	$4,757	$6,619
Transaction and other expenses	156	-	-	156	-
Legal expenses related to stock option matters	8	23	3,235	75	4,114
Fair value adjustment related to acquired inventory	-	-	-	-	878
Amortization of acquired intangible assets	674	530	-	1,690	1,512
Impairment of acquired intangible assets	256	-	-	256	-
Reorganization costs	568	-	-	568	-
Total of associated tax effect	$4,460	$703	$6,116	$7,502	$13,123

	Three Months Ended
	October 30,	July 31,	October 31,
	2011	2011	2010
	Q3 2012	Q2 2012	Q3 2011
	(Unaudited)	(Unaudited)	(Unaudited)
Free Cash Flow:

Cash Flow from Operations	32,982	34,245	29,579
Net Capital Expenditure	(2,735)	(7,790)	(7,649)
Free Cash Flow:	30,247	26,455	21,930

Q4 FY12 Earnings Per Share Guidance
GAAP to Non-GAAP Reconciliation (net of tax)
	Low	High
GAAP EPS	0.18	0.24

Stock based compensation expense	0.07	0.07
Amortization of acquired intangibles	0.02	0.02

Non-GAAP EPS	$0.27	$0.33

CONTACT:
Semtech Corporation
Linda Brewton, 805-480-2004
webir@semtech.com